                                                                   EXHIBIT 10.13


                     NOTE SECURED BY STOCK PLEDGE AGREEMENT



$_______________                 Austin, Texas                ____________, 1999


         FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Crossroads Holding Corporation, a Delaware corporation (the "Corporation"), the principal sum of $______________, together with interest from the date of this Note Secured by Stock Pledge Agreement (this "Note") on the unpaid balance from time to time outstanding hereunder. Such interest shall accrue from the date of advancement on the unpaid balance at the rate of 7.0% per annum, compounded semi-annually until maturity.

         This Note is being executed in connection with and subject to the terms of the Stock Pledge Agreement dated as of even date herewith (the "Stock Pledge Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Stock Pledge Agreement.

         All payments hereunder shall be made in lawful tender of the United States. Such payment shall be credited first to any accrued and unpaid interest, and the remainder shall be applied to principal. Prepayment of principal, together with all accrued and unpaid interest, may be made at any time without penalty.

         The entire unpaid principal sum of this Note, together with all accrued and unpaid interest, shall mature and immediately become due and payable in one lump sum on ____________, 2003; provided, however, that the entire principal sum of this Note shall mature and immediately become due and payable upon the occurrence of an Event of Default.

         All past due principal and accrued interest on this Note shall bear interest from maturity until paid at the lesser of (i) the rate of 12% per annum or (ii) the highest rate for which Maker may legally contract under applicable law.

         This Note is full recourse to Maker. Payment of this Note is secured by the Stock Pledge Agreement covering certain shares of the Common Stock of the Corporation held of record by Maker. Maker, however, shall remain liable for payment of this Note, and assets of Maker, in addition to the Collateral under the Stock Pledge Agreement, may be applied to the satisfaction of Maker's obligations hereunder. If action is instituted to collect this Note, Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

         This Note shall be construed in accordance with the laws of the State of Texas without giving effect to any otherwise applicable conflict-of-law rules.

         This Note and the Stock Pledge Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any and all prior agreements relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the undersigned Maker has executed this Note to be effective as of the date first set forth above.



                                     MAKER:


                                     By:
                                          ----------------------------------
                                     Name:
                                            --------------------------------



                                       2